RETIREMENT CORNERSTONE® ALL SERIES

Application Annuity for an Individual

First-Class AXA Equitable Mail:

Retirement P.O. Box 1577 Service Solutions Secaucus, NJ 07096-1577

Express AXA Equitable Mail:

Retirement 500 Plaza Drive, Service 6th Solutions Floor Secaucus, For Assistance, NJ 07094-3619 please call 888-517-9900 www.axa.com

PLEASE PRINT

1. Contract Series and Type

A. Choose a Contract Series.

Series B ($5,000 minimum contribution) Series L ($25,000 minimum contribution) Series CP® ($10,000 minimum contribution)

Available for All Series NOT available for Series CP®.

Non-Qualified Inherited IRA BCO Direct Transfer of Decedent IRA1 Traditional IRA Inherited Roth IRA BCO Direct Transfer of Decedent Roth IRA1 Roth IRA Non-Spousal Beneficiary QP Direct Rollover to an Inherited IRA BCO1 SEP IRA Non-Spousal Beneficiary QP Direct Rollover to an Inherited Roth IRA BCO1 Qualified Plan Defined Contribution (QPDC) Qualified Plan Defined Benefit (QPDB)

1 GMIB is not available.

C. Total Initial Contribution(s): $ (Estimated Value Required In Case of Transfer)

Specify Method(s) of Payment:

Check or Wire (make check payable to: AXA EQUITABLE) Rollover (IRA, Roth IRA or SEP IRA) 1035 Exchange (NQ) IRA Regular Contribution for the year 20__ (IRA or Roth IRA) CD or Mutual Fund Proceeds (NQ) Employer Contribution to SEP IRA (Employee contributions not permitted)

Direct Transfer (IRA, Roth IRA or SEP IRA) Direct Rollover (Non-Spousal Beneficiary QP to

Inherited IRA BCO)1 (Not available for Series CP)

Registered Representative/Client will request funds Direct Rollover (Non-Spousal Beneficiary QP to (AXA Equitable’s assistance in collecting funds not Inherited Roth IRA BCO)1 (Not available for Series required) (IRA or Roth IRA) CP)

1 GMIB is not available.

AXA Equitable Life Insurance Company

Home Office: 1290 Avenue of the Americas, New York, NY 10104

AXA X03853_National Distributors, LLC

ICC14 App 02 RC15

Cat. No. 153527

All Series

2. Account Registration (Please print) (Must be legal resident of U.S.) A. Owner (Check one)

Individual UGMA/UTMA (State Child’s SSN ) Custodian (IRA/Roth)

The Owner types below require additional form(s). See the New Business Form Booklet for more information.

Trust Qualified Plan Trust (DC/DB) Other Non-Natural Owner

Beneficiary of Deceased IRA Owner1 Non-Spousal Beneficiary of Deceased QP Participant1

Male Female Date of Birth (MM/DD/YYYY) Daytime Phone #

Owner Name

(First) (Middle Initial) (Last)

Employer Name (for SEP IRA contracts only)

Owner Taxpayer Identification Number (Please check one.) SSN EIN ITIN

U.S. Primary Residential Address only — No P.O. Box City State Zip Code

If your Mailing Address is different from the Primary Residential Address above, please provide your Mailing Address in Section 9. Email Address

Annuity Commencement Date: The Annuity Commencement Date will be the Contract Date Anniversary following the Annuitant’s 95th birthday. If GMIB is elected, the Annuity Commencement Date will be the Contract Date Anniversary following the Owner’s 95th birthday if older than the Annuitant. You may commence Annuity payments earlier by submitting a written request to our Processing Office in accordance with the Contract.

1 Not available for Series CP.

PATRIOT Act Information:2

U.S. Citizen Yes No If yes, check one: Valid Driver’s License Passport State Issued ID Q If no, check either: U.S. Visa (Complete below) or Permanent Resident (Green Card) (Copy of document required)

Identification/Passport# Exp. Date U.S. Visa Type (if applicable)

Your Employer’s Name Your Occupation 2 The annuitant must complete this section if the owner is not an individual.

B. Joint Owner (Must be legal resident of U.S.) NQ only

Male Female Date of Birth (MM/DD/YYYY) Daytime Phone #

Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Please check one.) SSN ITIN

U.S. Primary Residential Address — No P.O. Box City State Zip Code

Email Address

Joint Owner Form of Identification (Please check one) Valid Driver’s License Passport State Issued ID

Identification Number Exp. Date (MM/DD/YYYY)

Retirement Cornerstone — All Series ICC14 App 02 RC15 Page 2 of 9

C. Annuitant (Required if other than Owner)1

Male Female Date of Birth (MM/DD/YYYY) Daytime Phone #

Name

(First) (Middle Initial) (Last) Taxpayer Identification Number (Please check one.) SSN ITIN

U.S. Primary Residential Address only No P.O. Box City State Zip Code 1 Annuitant must complete the PATRIOT Act Information section on the previous page if the owner is NOT an individual.

D. Joint Annuitant

For NQ 1035 Exchange Contracts that are Joint Annuitants who are spouses.

Male Female Date of Birth (MM/DD/YYYY) Daytime Phone #

Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Please check one.) SSN ITIN

U.S. Primary Residential Address only No P.O. Box City State Zip Code

3. Beneficiary(ies) (Please use Special Instructions for Additional Beneficiaries)

Please enter the beneficiaries full name below. Unless otherwise indicated, proceeds will be divided equally.

A. Primary

1. %

Primary Beneficiary Name Relationship to Owner1

SSN EIN ITIN Date of Birth (MM/DD/YYYY) Address Phone #

2. %

Primary Beneficiary Name Relationship to Owner1

SSN EIN ITIN Date of Birth (MM/DD/YYYY) Address Phone #

B. Contingent

1. %

Contingent Beneficiary Name Relationship to Owner1

SSN EIN ITIN Date of Birth (MM/DD/YYYY) Address Phone #

2. %

Contingent Beneficiary Name Relationship to Owner1

SSN EIN ITIN Date of Birth (MM/DD/YYYY) Address Phone #

1 Please enter the relationship to the annuitant when the Owner is not an Individual.

Retirement Cornerstone All Series ICC14 App 02 RC15 Page 3 of 9

4. Optional Guaranteed Benefit Rider Elections

These optional riders are purchased for an additional charge. You should read the prospectus, disclosure on page 8 and applicable supplements for more complete information including the limitations, restrictions, charges and other information that apply to these features before making a selection.

The death benefit, if any, in connection with the Investment Account Value is equal to amounts in the Investment Account Investment Options.

• The for these benefit riders, riders unless are optional otherwise and noted. may only be chosen at the time of the application. There are additional charges

• Benefits under these riders apply only to amounts allocated to the Protected Benefit Account Investment Options.

• subject You may to allocate the terms amounts and limitations to the Protected of the contract. Benefit Account Investment Options immediately or at a future date, • under If you do your not Contract allocate until amounts you allocate to the Protected amounts at Benefit a future Account date. Investment Options, these rider(s) will have no value

4A: Guaranteed Minimum Income Benefit (GMIB)1 and Guaranteed Minimum Death Benefit (GMDB)

• GMIB is declined unless you make an election in 1 or 2 below.

• If GMIB is elected, we will issue it with the Automatic Reset program unless you opt-out in Section 4B.

• If you make no election in 1, 2 or 3 below, the Contract will be issued with Return of Principal GMDB2 without GMIB for Owner issue ages 0-803

You may select only one checkbox in this section.

1. Combination GMIB Two-Year Lock with GMDB

Yes, I wish to elect GMIB Two-Year Lock and Greater of Annual Roll up to age 85 or Highest Anniversary Value to age 85 death benefit1 (Available for Owner issue ages 20-65)

Yes, I wish to elect GMIB Two-Year Lock and Highest Anniversary Value to age 85 death benefit1 (Available for

Owner issue ages 20-803)

Yes, I wish to elect GMIB Two-Year Lock and Return of Principal death benefit1, 2 (Available for Owner issue ages 20-803)

2. Combination GMIB Multi-Year Lock with GMDB

Yes, I wish to elect GMIB Multi-Year Lock and Greater of Annual Roll up to age 85 or Highest Anniversary Value to age 85 death benefit1 (Available for Owner issue ages 20-65)

Yes, I wish to elect GMIB Multi-Year Lock and Highest Anniversary Value to age 85 death benefit1 (Available for Owner issue ages 20-803)

Yes, I wish to elect GMIB Multi-Year Lock and Return of Principal death benefit1, 2 (Available for Owner issue ages 20-803)

3. GMDB Only (without GMIB)

RMD Wealth Guard GMDB4 without GMIB (Available for Owner issue ages 20-65)

Highest Anniversary Value to age 85 death benefit without GMIB (Available for Owner issue ages 0-803)

4B: Annual Reset Election

• If you elect GMIB Two-Year Lock or GMIB Multi-Year Lock in Section 4A, your contract will automatically issue with the Automatic Reset program.

• The Automatic Reset program resets the GMIB and if elected the “Greater of” GMDB each year that you are eligible. If you accept the Automatic Reset program, resets will occur automatically unless such automatic resets are or have been terminated. The reset will result in a new waiting period to exercise the GMIB of up to the later of 10 years or the original exercise date, but not later than age 95.

To opt out of the Automatic Reset Program, please check the box below.

I decline the Automatic Reset Program.

Or to elect a Customized Reset Program, check the box below.

Customized Reset Program Reset my GMIB and if elected “Greater of” GMDB each year up to and including the contract anniversary date in the year only. I understand that resets will only occur during this time period if I am eligible. (YYYY) 1 Not available for Inherited IRA/Inherited Roth IRA.

2 There is no charge for the Return of Principal death benefit.

3 The maximum issue age for Series CP is 70, therefore any references to Owner issue ages 71 and older do not apply. 4 Available for Traditional IRA, SEP IRA and QPDC only.

Retirement Cornerstone — All Series ICC14 App 02 RC15 Page 4 of 9

5. Investment Selection

• in You Section must allocate 5B. 100% of your initial contributions to either the Investment Options in Section 5A OR any Special DCA

• All future allocations will be apportioned according to the percentages below unless instructed otherwise by you.

• Contributions Account Investment received Options after the and Special the Protected DCA program Benefit terminates Account Investment will be allocated Options to according the Investment to the instructions below.

• value If you under do not your allocate contract amounts until you to the allocate Protected amounts Benefit at Account a future date. Investment Options, the guaranteed benefits will have no

PROTECTED BENEFIT ACCOUNT INVESTMENT Investment Options ACCOUNT Investment Options

Total Allocation to Protected Benefit Account Total Allocation to Investment

Investment Options % (percent must be a Account Investment Options % whole number) (percent must be a whole number) Options Investment is not in the available Protected at ages Benefit 81-85. Account Investment

Please see the Investment Account Investment Option Please Options see section the Protected at the bottom Benefit of page Account 5 to Investment select your section on page 6 to select your allocations. allocations.

Total Investment Account Investment Options percentage plus Protected Benefit Account Investment Options percentage must equal 100%.

Choose either 5A or 5B below.

5A: Immediate Allocation

Allocate 100% immediately to the Investment Account Investment Options and/or the Protected Benefit Account Investment Options.

5B: Special Dollar Cost Averaging Programs

Allocate 100% immediately to the Special Dollar Cost Averaging Program selected below.

Check box for one time period.

3 months 6 months 12 months

• Special DCA – available if Series B or Series L is elected in Section 1.

• Special Money Market DCA – available if Series CP is elected in Section 1.

• You may designate either or both the Investment Account Investment Options and the Protected Benefit Account Investment Options as the destination Option for DCA.

• If you select the Protected Benefit Account Investment Options, your funds will be considered invested in the Protected Benefit Account from the date of contribution. The destination cannot be changed to the Investment Account Investment Options at a later date.

PROTECTED BENEFIT ACCOUNT Investment Options

If you allocated 100% to the Investment Account Investment Options proceed to page 6 to enter your allocation instructions.

Percentages must be whole numbers

Allocation %

Asset Allocation

% AXA Aggressive Strategy GB

% AXA Balanced Strategy GB

% AXA Conservative Growth Strategy GB

% AXA Conservative Strategy GB

% AXA Growth Strategy GB

% AXA Moderate Growth Strategy GB

% EQ/AllianceBernstein Dynamic Wealth Strategies GB

100% Protected Benefit Account Investment Options*

* This amount represents 100% of the percentage shown above in the Protected Benefit Account Investment Options section.

Retirement Cornerstone — All Series ICC14 App 02 RC15 Page 5 of 9

INVESTMENT ACCOUNT Investment Options

Percentages must be whole numbers

Allocation % Allocation % Small Cap Stocks (continued) Asset Allocation

% All Asset Aggressive - Alt 25% % Invesco Ivy Funds V. I. VIP Small Small Cap Cap Equity Growth Fund

% All Asset Growth - Alt 20

% All Asset Moderate Growth - Alt 15 % EQ/Small Company Index

% EQ/AllianceBernstein Dynamic Wealth Strategies International Stocks

% AXA Aggressive Strategy % AllianceBernstein VPS International Growth Portfolio

% AXA Balanced Strategy % American Funds Insurance Series® Global Small

% AXA Conservative Growth Strategy Capitalization FundSM

% AXA Conservative Strategy % American Funds Insurance Series® New World Fund®

% AXA Growth Strategy % AXA International Core Managed Volatility

% AXA Moderate Allocation % EQ/Emerging Markets Equity PLUS

% AXA Moderate Growth Strategy % EQ/International Equity Index

% BlackRock Global Allocation V.I. Fund % Invesco V.I. International Growth Fund

% CharterSM International Moderate % Lazard Retirement Emerging Markets Equity Portfolio

% CharterSM Moderate % EQ/MFS International Growth

% CharterSM Moderate Growth % MFS® International Value Portfolio

% CharterSM Real Assets % Neuberger Berman International Equity Portfolio

% First Trust/Dow Jones Dividend & Income Allocation Portfolio % EQ/Oppenheimer Global

% First Trust Multi Income Allocation Portfolio % Templeton Developing Markets VIP Fund

% Franklin Founding Funds Allocation VIP Fund Specialty

% Franklin Income VIP Fund % CharterSM Alt 100 Moderate

% Invesco V.I. Equity and Income Fund % EQ/GAMCO Mergers and Acquisitions

% Ivy Funds VIP Asset Strategy % Invesco V.I. Global Real Estate Fund

% Legg Mason Dynamic Multi-Strategy VIT Portfolio % Ivy Funds VIP Energy

% Principal SAM Conservative Growth Portfolio % Ivy Funds VIP Global Natural Resources

% Principal SAM Strategic Growth Portfolio % Ivy Funds VIP Science and Technology

% 7Twelve Balanced Portfolio % MFS® Utilities Series Large Cap Blend Stocks % Multimanager Technology

% ClearBridge Variable Appreciation Portfolio % EQ/Natural Resources PLUS

% EQ/Common Stock Index % Neuberger Berman Absolute Return Multi-Manager Portfolio

% EQ/Equity 500 Index % PIMCO VIT CommodityRealReturn® Strategy Portfolio

% Fidelity® VIP Contrafund® Portfolio % ProFund VP Biotechnology

% Franklin Rising Dividends VIP Fund % EQ/Real Estate PLUS

% Hartford Capital Appreciation HLS Fund % T. Rowe Price Health Sciences Portfolio - II

% MFS® Investors Trust Series % Van Eck VIP Global Hard Assets Fund

Large Cap Growth Stocks International/Global Bonds

% BlackRock Large Cap Growth V.I. Fund % Legg Mason BW Absolute Return Opportunities VIT

% ClearBridge Variable Aggressive Growth Portfolio % EQ/PIMCO Global Real Return

% Hartford Growth Opportunities HLS Fund % Templeton High Yield Global Bonds Bond VIP Fund % % Ivy EQ/Large Funds VIP Cap Dividend Growth Index Opportunities % EQ/High Yield Bond

% AXA/Loomis Sayles Growth % Invesco V.I. High Yield Fund

% MFS® Investors Growth Stock Series % Ivy Funds VIP High Income

% Multimanager Aggressive Equity Bonds

% EQ/T. Rowe Price Growth Stock % American Funds Insurance Series® Bond FundSM

% AXA Large Large Cap Cap Value Value Stocks Managed Volatility % EQ/Core Bond Index

% Eaton Vance VT Floating-Rate Income Fund % % EQ/Boston EQ/BlackRock Advisors Basic Equity Value Equity Income % Fidelity® VIP Strategic Income Portfolio

% Franklin Strategic Income VIP Fund % % EQ/Invesco ClearBridge Comstock Variable Equity Income Portfolio % EQ/Intermediate Government Bond

% Invesco V.I. Diversified Dividend Fund % Lord Abbett Bond Debenture

% EQ/Large Cap Value Index % EQ/PIMCO Ultra Short Bond Mid Cap Stocks % PIMCO VIT Real Return Portfolio

% American Century VP Mid Cap Value Fund % PIMCO VIT Total Return Portfolio

% AXA Mid Cap Value Managed Volatility % Putnam Cash/Cash VT Diversified Equivalents Income Fund

% ClearBridge Variable Mid Cap Core Portfolio

% Fidelity® VIP Mid Cap Portfolio % Guaranteed Interest Option (GIO) (maximum 25%)

% Goldman Sachs VIT Mid Cap Value Fund % EQ/Money Market

% % Invesco Ivy Funds V. I. VIP Mid Mid Cap Cap Core Growth Equity Fund 100% Investment Account Investment Options* % % EQ/Morgan EQ/Mid Cap Stanley Index Mid Cap Growth TOTAL%

* This amount represents 100% of the percentage is shown

% % Multimanager Multimanager Mid Mid Cap Cap Value Growth above in the Investment Account Investment Option section.

% EQ/AllianceBernstein Small Cap Stocks Small Cap Growth

% CharterSM Small Cap Value

% EQ/GAMCO Small Company Value

Retirement Cornerstone — All Series ICC14 App 02 RC15 Page 6 of 9

6. Broker Transfer Authority Disclosure agent Yes. and I have provide granted to AXA authority Equitable to each Investment of my Registered Option transfer Representative(s), instructions in which writing, are by listed telephone below, to or act electronically, as my and Equitable I hereby (i) may authorize rely in and good direct faith AXA on the Equitable stated identity to act on of such the person(s) instructions. placing I understand such instructions, and acknowledge and (ii) will that have AXA no will liability continue for to any act claim, upon loss, this authorization liability, or expense until such that time may as arise we in receive connection written with notification such instructions. in our Processing AXA Equitable Office Registered that broker Representative’s(s’) transfer authority has ability been to terminated. provide transfer Upon receipt instructions of such on notification, your behalf. AXA AXA Equitable Equitable will may terminate (i) change the or fax, terminate internet, telephone telephone or electronic and other or electronic overnight transfer mail transfer services procedures because of at disruptive any time without transfer prior activity. notice, and (ii) restrict

7. Current Insurance BOTH questions in the Owner Response and the Registered Representative Response columns must be completed and match for the contract to be issued.

Owner Response Registered Replacement Questions Representative Response

1. Does the Owner have any other existing life insurance or annuitiesfi Yes No Yes No

(If yes, a State Replacement Form is required by NAIC model regulation states even if you answer no for question 2.)

2. Will surrendered, any existing withdrawn life insurance from, loaned or annuity against, be (or changed has it been) or Yes No Yes No otherwise transaction reduced assuming in value, the Certificate/Contract or replaced in connection applied with for will this be issued on the life of the Owner?

(If yes, complete the following below and submit a State Replacement Form and Sales Material Form, if required.)

Company Type of Plan Year Issued Certificate/Contract Number

Company Type of Plan Year Issued Certificate/Contract Number

Company Type of Plan Year Issued Certificate/Contract Number

8. Fraud Warning and Any subject person who to penalties knowingly under presents state law. a false statement in an application for insurance may be guilty of a criminal offense

9. Special Instructions

Attach Primary a Residential separate sheet Address if additional in Section space 2, please is needed. complete For Owners the following: whose Mailing Address differs from their

Mailing Address — P.O. Box accepted City State Zip Code

10. Electronic Delivery contract, I authorize contract AXA endorsements, Equitable to send annuity all documents statements, regarding confirmation my contract notices, to privacy me electronically. policy, prospectuses This means and that all my other notices regarding my contract will be sent to me electronically.

My email address is1:

This me when authorization documents will are continue available unless on AXA and Equitable’s until revoked website. and means Please that logon AXA to Equitable axa.com will to update send an your email email or notice address, to revoke to be delivered your authorization by the United for electronic States Postal delivery Service or request for compliance paper copies. reasons. Certain types of correspondence may continue To for receive online account and view access such documents with AXA Equitable. electronically, Upon I issuance understand of your I must contract register you (with will a receive user name an email and password) providing view, a temporary download password or save and statements instructions and to other register documents for online to your account home access. computer. Through If the this email online provided account is not you a can valid address, do transactions you will electronically receive paper on versions axa.com, of you your agree statements to the disclosures, and other contract terms and related requirements documents. pertaining When you to agree electronic to transactions set forth on the website.

1Custodially owned contracts: please provide the annuitant’s email address. Other non-natural owners (such as trusts): please provide the email address of the authorized signatory.

Retirement Cornerstone — All Series ICC14 App 02 RC15 Page 7 of 9

11. Signature and Acknowledgements

GENERAL DISCLOSURE. BY SIGNING BELOW, I/WE UNDERSTAND AND ACKNOWLEDGE THAT:

• payments Account value(s) I may elect, attributable may increase to allocations or decrease to the and investment are not guaranteed options, and as any to dollar variable amount. annuity benefit

• application In the case of I acknowledge IRAs and qualified that I am plans buying that provide the Contract tax deferral for its features under the and Internal benefits Revenue other than Code, tax by deferral, signing as this the tax deferral feature of the Contract does not provide additional benefits.

• information Under penalty in Section of perjury, 2 are I certify correct. that all the Taxpayer Identification Numbers citizenship and owner status • belief. All information and statements furnished in this application are true and complete to the best of my knowledge and

• AXA Equitable may accept amendments to this application provided by me or under my authority.

• waive No Registered or alter any Representative of AXA Equitable’s has the rights authority and regulations. to make or modify AXA Equitable any Contract must on agree behalf to any of AXA change Equitable, made to or the to Contract and benefits applied for, or to the age at issue, in writing signed by an officer of the company.

• Charges under the Contract generally apply for the duration of the Contract.

• and The prospectus conditions that and applies applicable to the supplements Contract and contain any optional more complete benefit riders. information including the limitations, restrictions

OPTIONAL GUARANTEED BENEFIT DISCLOSURE. I/WE UNDERSTAND AND ACKNOWLEDGE THAT:

• There are additional charges for the elected optional benefit riders, unless otherwise noted in this application.

• Options To receive either the benefits immediately under or the at a rider(s), future date, I/we must subject allocate to the amounts terms and to limitations the Protected of the Benefit Contract. Account If AXA Investment Equitable be discontinues able to create transfers or add and to contributions the benefit base. to the Protected Benefit Account Investment Options, I/we will thereafter not • my The Account rollup rate Value used or for Cash the Value. rollup benefit bases under GMIB and GMDB (if elected) does not represent a guarantee of • with The benefit a divorce. base does not represent an Account Value or Cash Value. The benefit base cannot be split in connection

• Unless Automatic otherwise Reset program declined, resets eligible my contracts GMIB and will if elected automatically “Greater issue of” with GMDB the Rollup Automatic Benefit Reset Base program. each year The that I am reset eligible. will result Resets in a new will occur wait period automatically to exercise unless the such GMIB, automatic of up to the resets later are of or 10 have years been or the terminated. original exercise The annual date and if (but elected not later “Greater than of” age GMDB 95) which Rollup may Benefit be started Base beginning is reset. If on my each Annuity Contract Account Date Value Anniversary does not that exceed the GMIB my GMIB completed benefit reset base cancellation on any Contract request. Anniversary, Any such request no reset must will occur. be received To cancel at AXA my Equitable’s reset I must processing submit a signed office and at least after this 1 business window day will prior apply to the the following Contract year. Date I Anniversary am not able to to which cancel the a reset cancellation once it has applies. occurred. Requests For jointly received owned Contracts, eligibility to reset the benefit base is based on the age of the older owner.

• AXA Guard Equitable GMDB Riders, reserves up the to the right maximum to change charges the charges stated for in the the GMIB, Contract the and “Greater prospectus of” GMDB, at any and time. the I RMD will have Wealth the fee option increase to exercise is imposed the GMIB by submitting or terminate a written the GMIB, request “Greater to AXA of” Equitable’s GMDB or the Processing “RMD Wealth Office. Guard” GMDB Riders if a

• Withdrawals under the Contract may reduce my optional benefit.

• distributions An optional benefit, apply, now with or the in exception the future, of to the my RMD Contract Wealth because Guard withdrawals GMDB Rider, that may are be made of limited from use this if Contract required to minimum meet the required amount may significantly reduce the benefit.

Prospectus Information: I acknowledge that I have received the most current prospectus and supplements, for Retirement Cornerstone®. After reviewing my financial information and goals with my Registered Representative, I believe that this Certificate/Contract will meet my financial goals.

Consent for Delivery of Initial Prospectus on CD-ROM:

Yes. By checking this box and signing the enrollment form/application below, I acknowledge that I received the initial prospectus on computer readable compact disk ‘‘CD’’, and that my computer has a CD drive and I am able to access the CD information. In order to retain the prospectus indefinitely, I understand that I must print or download it. I also understand that I may request a prospectus in paper format at any time by calling Customer Service at 800-789-7771, and that all subsequent prospectus updates and supplements will be provided to me in paper format, unless I enroll in AXA Equitable’s Electronic Delivery Service.

Contract State :

We will issue and deliver a contract to you based upon your state of primary residence. If you sign the enrollment form/application in a state other than your primary residence state: I certify that either: I have a second residence where the enrollment form/application was signed (the state of sale) or I work or maintain a business in the state where the enrollment form/application was signed (the state of sale).

(Please check one)

Retirement Cornerstone — All Series ICC14 App 02 RC15 Page 8 of 9

11. Signature and Acknowledgements (continued)

When you sign this application, you are agreeing to the elections that you have made in this application and acknowledge that you have read and understand the information.

X Owner Signature City, State Date (MM/DD/YYYY) X Joint Owner Signature City, State Date (MM/DD/YYYY) X Annuitant Signature (if different than Owner) City, State Date (MM/DD/YYYY) X Joint Annuitant Signature (if different than Owner) City, State Date (MM/DD/YYYY)

12. Registered Representative Information (Please answer both questions)

A. Did you (i) verify the identity by reviewing the driver’s license/passport of the Owner,

(ii) inquire about the source of the customer’s assets and income and (iii) confirm that the Yes No Proposed Owner is not (nor family member of or associates with) a foreign military, government or political official?

B. Is the Proposed Owner currently an Active Duty* Member of the Armed Forces? Yes No

(If ‘‘Yes’’, you must also submit a complete and signed LIFE INSURANCE/ANNUITY DISCLOSURE TO ACTIVE DUTY MEMBERS OF THE ARMED FORCES.) * Active Duty means full-time in the active military service of the United States and includes members of the reserve component (National Guard and Reserve) while serving under published orders for active duty or full-time training. The term does not include members of the reserve component who are performing active duty or active duty for training under military calls or orders specifying periods of less than 31 calendar days.

X

Primary Registered Representative Signature Social Security Number Rep Code

%

Print Name Phone Number

Client Account Number Email Address Rep Location

X

Registered Representative Signature Social Security Number Rep Code

%

Print Name Phone Number

Registered Representative Use Only. Contact your home office for program information.

Once selected, program cannot be changed. Certain commission options may not be available through all selling Broker Dealers. Please check with your Broker Dealer for availability.

Option I1 Option II Option III 1 Option IV Option V2

1 Not applicable to Series L.

2 Not applicable to Series B and CP.

Retirement Cornerstone — All Series Cat No. 153527 ICC14 App 02 RC15 Page 9 of 9